CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-14381 and 333-208407 of The Procter & Gamble Company on Form S-8 of our report dated December 05, 2025, relating to the financial statements and supplemental schedule of The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company appearing in this Annual Report on Form 11-K for the year ended June 30, 2025.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
December 05, 2025